UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2006

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On January 31, 2006, STERIS issued a press release announcing financial results for its fiscal 2006 third quarter ended December 31, 2005. A copy of this press release is attached hereto as Exhibit 99.1.

Attached as Exhibit 99.2 is a supplemental schedule for fiscal 2005 and fiscal 2006 in which segment revenues and operating results have been reclassified from previously reported amounts to conform with the current period’s presentation, reflecting the change in the reporting of the service business and the discontinuation of the freeze dryer product line, as applicable.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

On January 25, 2006, STERIS (the “Company”) committed to a course of action to transfer the manufacturing portion of its Erie, Pennsylvania operations to Mexico. This decision follows a detailed study of cost reduction alternatives.

The transfer of the Erie manufacturing operations is designed to occur in stages over the next 18 months. In the fourth quarter of fiscal 2006, STERIS anticipates incurring pre-tax costs of approximately $27 million, primarily for non-cash expenses related to asset write downs and accelerated recognition of pension and retiree medical benefits related to the transfer. Although the Company has an overall estimate of the costs that will be incurred, it cannot in good faith make a determination at this time of the estimated charges broken down by each of the categories noted above and will provide such information in a subsequent amendment to this Current Report on Form 8-K.

Item 2.05 of this Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated costs relating to the planned transfer of the Erie manufacturing operations. In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the transfer of the manufacturing portion of the Erie manufacturing operations to Mexico; and amounts for non-cash expenses relating to asset write downs and accelerated recognition of pension and retiree medical benefits related to the transfer. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

ITEM 8.01. Other Events.

New Share Repurchase Authorized

On January 25, 2006, the Board authorized the purchase of up to 3 million shares of STERIS common stock. This share repurchase authorization replaces a previous authorization for 3 million shares under which approximately 150,000 shares remained available for repurchase. A copy of the press release announcing this action is attached hereto as Exhibit 99.3.

Quarterly Dividend Authorized

On January 25, 2006, the Board also authorized the payment of a regular quarterly dividend in the amount of $0.04 per share. The dividend is payable March 8, 2006 to shareholders of record at the closing of the stock transfer books on February 8, 2006. A copy of the press release announcing this action is attached hereto as Exhibit 99.3

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by STERIS Corporation on January 31, 2006 regarding its results of operations and financial condition for its fiscal 2006 third quarter ended December 31, 2005.

99.2	Supplemental schedule of reclassified segment revenues and operating results for fiscal 2005 and 2006.

99.3	Press Release issued by STERIS Corporation on January 25, 2006 regarding New Share Repurchase Authorization and a Quarterly Dividend.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas Senior Vice President and Chief Financial Officer

Date: January 31, 2006

3

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release issued by STERIS Corporation on January 31, 2006 regarding its results of operations and financial condition for its fiscal 2006 third quarter ended December 31, 2005.

99.2	Supplemental schedule of reclassified segment revenues and operating results for fiscal 2005 and 2006.

99.3	Press Release issued by STERIS Corporation on January 25, 2006 regarding New Share Repurchase Authorization and a Quarterly Dividend.

4